                                                                   EXHIBIT 11.1
                               SEQUA CORPORATION
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE

                                                           (Unaudited)
                                                       For the Nine Months
                                                        Ended September 30,
                                                        ------------------
                                                         1997       1996
                                                         ----       ----
  PRIMARY
     Earnings (loss)
       Income (loss) before extraordinary item        $ 12,729    $ (2,289)
       Preferred stock dividend requirements            (2,288)     (2,346)
                                                      --------    --------
       Income (loss) applicable to common stock
         before extraordinary item                      10,441      (4,635)
       Extraordinary loss on early retirement
         of debt                                          -           (369)
                                                      --------    --------
       Net income (loss) applicable to common stock   $ 10,441    $ (5,004)
                                                      ========    ========

     Shares
       Weighted average common shares outstanding       10,004       9,872
                                                      ========    ========

     Primary earnings (loss) per common share
       Income (loss) before extraordinary item        $   1.04    $   (.47)
       Extraordinary loss on early retirement
         of debt                                           -          (.04)
                                                      --------    --------
       Net income (loss)                              $   1.04    $   (.51)
                                                      ========    ========

  SHARES
  ------
     Weighted average common shares outstanding          9,956       9,872
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            48         -
                                                      --------    --------
     Common and common equivalent shares                10,004       9,872
                                                      ========    ========

* FULLY DILUTED
  -------------
     Earnings (loss)
       Income (loss) before extraordinary item        $ 12,729    $ (2,289)
       Extraordinary loss on early retirement
         of debt                                          -           (369)
                                                      --------    --------
       Net income (loss)                              $ 12,729    $ (2,658)
                                                      ========    ========

     Shares
       Fully diluted common and equivalent shares       10,824      10,679
                                                      ========    ========

     Fully diluted earnings (loss) per common share
       Income (loss) before extraordinary item        $   1.18    $   (.21)
       Extraordinary loss on early retirement
         of debt                                           -          (.04)
                                                      --------    --------
       Net income (loss)                              $   1.18    $   (.25)
                                                      ========    ========

  SHARES
  ------
     Weighted average common shares outstanding          9,956       9,872
     Preferred stock assumed to be converted               807         807
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect            61        -
                                                      --------    --------
     Fully diluted common and equivalent shares         10,824      10,679
                                                      ========    ========

(*)The 1997 and 1996 fully diluted earnings (loss) per share calculations are anti-dilutive; therefore, fully diluted earnings (loss) per share have not been presented in the Consolidated Statement of Income.
/TABLE

                                                                   EXHIBIT 11.1
                               SEQUA CORPORATION
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE

                                                          (Unaudited)
                                                      For the Three Months
                                                       Ended September 30,
                                                       ------------------
                                                       1997          1996
                                                       ----          ----
  PRIMARY
     Earnings
       Net income before extraordinary item         $  6,649      $  2,849
       Preferred stock dividend requirements            (763)         (763)
                                                    --------      --------
       Net income applicable to common stock
         before extraordinary item                     5,886         2,086

       Extraordinary loss on early retirement
         of debt                                        -             (369)
                                                    --------      --------
       Net income applicable to common stock        $  5,886      $  1,717
                                                    ========      ========

     Shares
       Weighted average common shares outstanding     10,050         9,881
                                                    ========      ========

     Primary earnings (loss) per common share
       Income before extraordinary item             $    .58      $    .21
       Extraordinary loss on early retirement
         of debt                                         -            (.04)
                                                    --------      --------
       Net income                                   $    .58      $    .17
                                                    ========      ========

  SHARES
  ------
     Weighted average common shares outstanding        9,984         9,881
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect          66          -
                                                    --------      --------
     Common and common equivalent shares              10,050         9,881
                                                    ========      ========

* FULLY DILUTED
  -------------
     Earnings
       Net income before extraordinary item         $  6,649      $  2,849
       Extraordinary loss on early retirement
         of debt                                        -             (369)
                                                    --------      --------
       Net income                                   $  6,649      $  2,480
                                                    ========      ========

     Shares
       Fully diluted common and equivalent shares     10,857        10,688

                                                    ========      ========
     Fully diluted income (loss) per common share
       Income before extraordinary item             $    .61      $    .27
       Extraordinary loss on early retirement
         of debt                                         -            (.04)
                                                    --------      --------
       Net income                                   $    .61      $    .23
                                                    ========      ========

    SHARES
    ------
     Weighted average common shares outstanding        9,984         9,881
     Preferred stock assumed to be converted             807           807
     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect          66
                                                    --------      --------
     Fully diluted common and equivalent shares       10,857        10,688
                                                    ========      ========

    * The 1997 and 1996 fully diluted earnings (loss) per share calculations are anti-dilutive; therefore, fully diluted earnings (loss) per share have not been presented in the Consolidated Statement of Income.